Exhibit 10.78
EXECUTION COPY
AMENDMENT NO. 1
TO THE
PRICING SIDE LETTER
          The PRICING SIDE LETTER (the “Letter”), dated as of January 19, 2007, by and among OPTION ONE OWNER TRUST 2002-3 (the “Company”), OPTION ONE MORTGAGE CORPORATION, as loan originator and servicer (a “Loan Originator” or the “Servicer,” respectively), OPTION ONE MORTGAGE CORPORATION, as loan originator (a “Loan Originator”), OPTION ONE LOAN WAREHOUSE LLC, as depositor (the “Depositor”), WELLS FARGO BANK, N.A., as indenture trustee (the “Indenture Trustee ”) and UBS Real Estate Securities Inc. (“UBS”), as purchaser (the “Purchaser”), is being hereby amended by this Amendment No. 1, dated as of April 27, 2007 (the “Amendment”), as follows. This Amendment serves as consideration for UBS’s execution of the Waiver, dated as of April 27, 2007, by and among the Issuer, the Depositor, the Servicer, the Loan Originators, the Indenture Trustee and UBS.
1. Defined Terms. Capitalized terms used herein without definition have the meanings ascribed to them in the Amended and Restated Sale and Servicing Agreement (the “Sale and Servicing Agreement”), dated as of January 19, 2007, by and among the Issuer, the Depositor, the Servicer, the Loan Originators and the Indenture Trustee.
2. Amended Terms.
     (a) The first paragraph of the defined term “Collateral Value” in Section 1 of the Letter is hereby deleted in its entirety and substituted with the following:
     “Collateral Value: With respect to each Loan and each Business Day, an amount equal to (I) the lesser of (i) the Principal Balance of such Loan, and (ii) the product of the Market Value thereof and 97%, less (II) the aggregate unreimbursed Servicing Advances attributable to such Loan as of the most recent Determination Date; provided, however, that the Collateral Value shall be zero with respect to each Loan (1) that the Loan Originator is required to repurchase pursuant to Section 2.05 or Section 3.06 of the Sale and Servicing Agreement or (2) which is a Loan of the type specified in subparagraphs A(i)-(x) hereof and which is in excess of the limits permitted under subparagraphs A(i)-(x) hereof, or (3) which remains pledged to the Indenture Trustee later than 120 days after its related Transfer Date, or (4) which has been released from the possession of the Custodian to the Servicer or the Loan Originator for a period in excess of 14 days, or (5) that is not a Wet Funded Loan and for which the Custodian is not in possession of a complete Custodial Loan File, or (6) that is a Wet Funded Loan for which the related Custodial Loan File has not been received on or before the 14th day following the related Transfer, or (7) that breaches any representation or warranty set forth in Exhibit E with respect to such Loan, or (8) that is a First Payment Default Loan, or (9) that is Delinquent more than 89 days (or, in the case of a Wet Funded Loan, 59 days), or (10) that has been financed previously under this warehouse facility, or (11) that is in foreclosure or subject to bankruptcy proceedings; provided, further, that (A): ”
     (b) The defined term “Maximum Note Principal Balance” in Section 1 of the Letter is hereby deleted in its entirety and substituted with the following:
     “Maximum Note Principal Balance: An amount equal to $750,000,000.”
3. Make-Whole Premium. The parties to this Amendment acknowledge and agree that any amounts held by the Purchaser on behalf of the Issuer as of the date hereof shall be applied to the early payment of the Make-Whole Premium, subject to rebate of any excess to the Issuer upon the termination of this facility.
4. Merger and Integration. Upon execution of this Amendment by the parties to the Letter, this Amendment shall be incorporated into and merged together with the Letter. Except as specifically provided herein, all provisions, terms and conditions of the Letter shall remain in full force and effect and the Letter as hereby amended is further ratified and reconfirmed in all respects. Except as expressly provided herein, the effectiveness of this Amendment shall not operate as, or constitute a waiver or modification of, any right, power or remedy of any party to the Letter. All references to the Letter in any other document or instrument shall be deemed to mean the Letter as amended by this Amendment.
5. Counterparts. This Amendment may be executed by the parties in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of such party shall have been received.
6. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.
7. Acknowledgement and Waiver of Opinion of Counsel. The Issuer, the Depositor, the Loan Originators and the Indenture Trustee hereby acknowledge and agree that this Amendment is being entered into pursuant to Section 11.02 of the Sale and Servicing Agreement, and each of the Issuer and the Indenture Trustee, pursuant to an authorization and direction of the Majority Noteholders to do so, which direction is hereby given, hereby waives the right to receive an Opinion of Counsel described in Section 11.02(b) of the Sale and Servicing Agreement.
8. Liability. It is expressly understood and agreed by the parties that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by

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Wilmington Trust Company but is made and intended for the purpose of binding the Issuer with respect thereto, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressly or impliedly contained herein, and the right to claim any and all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer hereunder or under any other related documents.

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          IN WITNESS WHEREOF, the Issuer, the Depositor, the Loan Originators, the Servicer, the Indenture Trustee and the Purchaser, have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

OPTION ONE OWNER TRUST 2002-3, as Issuer

By: Wilmington Trust Company, not in its individual
capacity but solely as Owner Trustee

By:	/s/ Mary Kay Pupillo

Name: Mary Kay Pupillo
Title: Assistant Vice President

OPTION ONE LOAN WAREHOUSE
CORPORATION, as Depositor

By:	/s/ Charles R. Fulton

Name: Charles R. Fulton
Title: Assistant Secretary

OPTION ONE MORTGAGE CORPORATION, as
Loan Originator and Servicer

By:	/s/ Charles R. Fulton

Name: Charles R. Fulton
Title: Vice President

OPTION ONE MORTGAGE CAPITAL CORPORATION, as Loan Originator

By:	/s/ Charles R. Fulton

Name: Charles R. Fulton
Title: Vic e President

WELLS FARGO BANK, N A., as Indenture Trustee

By:	/s/ Melissa Loiselle

Name: Melissa Loiselle
Title: Vice President

[Signature page to Amendment No. 1 to PSL]

UBS REAL ESTATE SECURITIES INC., as Purchaser

By:	/s/ Robert Carpenter

Name: Robert Carpenter
Title: Executive Director

By:	/s/ George A. Mangiaracina

Name: George A. Mangiaracina
Title: Managing Director
[Signature page to Amendment No. 1 to PSL]